As filed with the Securities and Exchange Commission on August 7, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	52-2336218 (I.R.S. Employer Identification No.)

1111 Marcus Avenue, Suite M04 Lake Success, New York (Address of principal executive offices)	11042 (Zip Code)
Third Amended and Restated 2005 Incentive Award Plan
(Full title of plan)

Gary N. Papilsky, Esq.
Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue, Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Andrew J. Varner
O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
(212) 326-2000
(212) 326-2061 (fax)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
	Amount of	Offering Price	Proposed Maximum
Title of Securities	Shares to be	Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock $0.01 par value	4,855,847	$18.89	$91,726,950	$5,119

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock of DealerTrack Holdings, Inc. (the “Company”) issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on August 5, 2009, as reported on the Nasdaq Global Market.

NOTE
PART II
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-5.1
EX-23.2

EXPLANATORY NOTE
     This Registration Statement is filed by DealerTrack Holdings, Inc. (the “Company”) to register additional securities issuable pursuant to the Third Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”) and consists of only those items required by General Instruction E to Form S-8. This Registration Statement on Form S-8 registers 4,855,847 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company reserved for issuance under the 2005 Plan, which shares are in addition to 1,550,000 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (File No. 333-152941), 1,300,000 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (File No. 333-144491) and 3,183,853 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (File No. 333-130310). The current filing is being made to register 4,855,847 additional shares approved at the Annual Meeting of Stockholders of the Company held on June 17, 2009. After giving effect to this Registration Statement, an aggregate of 10,889,700 shares of Common Stock have been registered for issuance pursuant to the 2005 Plan.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on February 24, 2009 and as amended by the Company’s Form 10-K/A filed with the SEC on April 30 2009 (Commission File No. 000-51653);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2009, filed with the Commission on May 8, 2009 (Commission File No. 000-51653);
(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2009, filed with the Commission on August 7, 2009 (Commission File No. 000-51653);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 19, 2009, March 4, 2009, March 17, 2009, May 7, 2009, May 20, 2009, June 22, 2009, July 7, 2009 and August 6, 2009. (Commission File No. 000-51653);

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 6, 2005 (Commission File No. 000-51653), and any other amendment or report filed for the purpose of updating such description; and

(f)	The Company’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on December 14, 2005 (Commission File No. 333-130310), July 11, 2007 (Commission File No. 333-144491) and August 8, 2008 (Commission File No. 333-152941).
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 8. Exhibits
See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on August 7, 2009.

DEALERTRACK HOLDINGS, INC.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints each of Mark F. O’Neil and Eric D. Jacobs the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement on
Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amended thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 7, 2009.

Signature	Title

/s/ Mark F. O’Neil Mark F. O’Neil	Chairman, President and Chief Executive Officer (as principal executive officer of DealerTrack Holdings, Inc.)

/s/ Eric D. Jacobs	Senior Vice President, Chief Financial and Administrative Officer (as
Eric D. Jacobs	principal financial officer and principal accounting officer of DealerTrack Holdings, Inc.)

/s/ Barry Zwarenstein Barry Zwarenstein	Director

/s/ Mary Cirillo-Goldberg Mary Cirillo-Goldberg	Director

/s/ Ann B. Lane	Director
Ann B. Lane

/s/ John J. McDonnell, Jr.	Director
John J. McDonnell, Jr.

/s/ James David Power III	Director
James David Power III

/s/ James Foy	Director
James Foy

/s/ Howard L. Tischler	Director
Howard L. Tischler

Exhibit Index

4.1	Third Amended and Restated 2005 Incentive Award Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit I to the Company’s Definitive Proxy Statement, filed on May 13, 2009).

5.1	Opinion of Counsel regarding the legality of the Common Stock being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.3	Power of Attorney (included on signature page).